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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into the Trust's previously filed Registration Statement File Nos. 33-91366, 33-92490, 333-4961 and 333-13909.
It should be noted that we have not audited any financial statements of the Trust subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our reports.

                                          Arthur Andersen LLP

Chicago, Illinois
February 27, 1997